UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2020
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2020, Harley-Davidson, Inc. (the “Company”) announced the appointment of Gina Goetter as Chief Financial Officer of the Company, effective September 30, 2020.
Most recently, Ms. Goetter, age 44, served as Senior Vice President Finance of the Prepared Foods Segment of multinational meat processor and marketer Tyson Foods, Inc. from 2019 until her appointment by the Company. From 2008 to 2018, Ms. Goetter held several leadership positions at multinational consumer foods manufacturer and marketer General Mills, Inc., including serving as Vice President, Financial Operations of the Meals & Baking Operating Unit from 2017 to 2019 and Senior Finance Director of the Baking Operating Unit from 2015 to 2016.
Ms. Goetter will receive a one-time cash award in the gross amount of $300,000 within 30 days of the effective date of her employment. Ms. Goetter will be covered under the Company’s Executive Severance Plan and a Transition Agreement similar to the Company’s Transition Agreements with other executives as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2019.
Mr. Darrell Thomas, who was serving as the Company's Interim Chief Financial Officer in addition to his role as Vice President and Treasurer of the Company, will cease serving as Interim Chief Financial Officer upon the effectiveness of Ms. Goetter’s appointment. Mr. Thomas will continue as Vice President and Treasurer.

Item 9.01

(d) Exhibits.

Exhibit
Number Description
104 Cover Page Interactive Data File - formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: September 21, 2020	/s/ Paul J. Krause
Paul J. Krause
Secretary

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